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                        CONSENT OF INDEPENDENT AUDITORS



     We consent to the incorporation of our report dated March 3, 1998 on the financial statements of ADDvantage Media Group, Inc. (the "Company") at December 31, 1997 and 1996, included in this Annual Report on Form 10-KSB for the year ended December 31, 1997, into the Company's previously filed Registration Statement on Form S-8 (File No. 333-12461).



TULLIUS TAYLOR SARTAIN & SARTAIN LLP



Tulsa, Oklahoma
March 16, 1998